SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 1, 1998


                       Data Systems Network Corporation
            (Exact name of registrant as specified in its charter)


                                   Michigan
                (State or other jurisdiction of incorporation)


         1-13424                                      38-2649874
(Commission File Number)                   (IRS Employer Identification No.)

   34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331
             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code:  (248) 489-8700

                                Not Applicable
         (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On December 1, 1998, Data Systems Network Corporation (the "Company") issued a press release announcing that, as of that date, it had engaged Grant Thornton LLP as its new independent accountants. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         During the two most recent fiscal years, and through December 1, 1998, the Company has not consulted with Grant Thornton LLP regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor, considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
(ii) any matter that was either the subject of disagreement (as the term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1     Press Release, dated December 1, 1998


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 1, 1998                            DATA SYSTEMS NETWORK CORPORATION


                                            By:/S/ MICHAEL W. GRIEVES
                                               -----------------------------
                                               Michael W. Grieves
                                               Chairman, President and
                                                 Chief Executive Officer